Exhibit 4.2


NEITHER THESE SECURITIES NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE CONVERTIBLE HAVE BEEN REGISTERED WITH THE SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE IN RELIANCE UPON AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND, ACCORDINGLY, MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR PURSUANT TO AN AVAILABLE EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND IN COMPLIANCE WITH APPLICABLE STATE SECURITIES LAWS OR BLUE SKY LAWS. NOTWITHSTANDING THE FOREGOING, THESE SECURITIES AND THE SECURITIES ISSUABLE UPON CONVERSION OF THESE SECURITIES MAY BE PLEDGED IN CONNECTION WITH A BONA FIDE MARGIN ACCOUNT OR OTHER LOAN OR FINANCING ARRANGEMENT SECURED BY SUCH SECURITIES.


No. [   ]                                                                 $[   ]
Date: October 12, 2006

                           BIOPHAN TECHNOLOGIES, INC.
                       SENIOR SECURED CONVERTIBLE NOTE DUE
                                October 12, 2009

         THIS NOTE is one of a series of duly authorized and issued Notes of Biophan Technologies, Inc., a Nevada corporation (the "Company"), designated as its Senior Secured Convertible Notes due October 11, 2009, in the aggregate principal amount of $7,250,000 (the "Notes").

         FOR VALUE RECEIVED, the Company promises to pay to the order of [Holder] or its registered assigns (the "Holder"), the principal sum of [__________] $(__________) on October 11, 2009 (the "Maturity Date"), or such earlier date as the Notes are required or permitted to be repaid as provided hereunder, and to pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note in accordance with the provisions hereof. The principal amount of this Note may be increased as set forth in
Section 2(e) below. Notwithstanding the foregoing, the Company hereby unconditionally promises to pay to the order of the Holder interest on any principal or interest payable hereunder that shall not be paid in full when due, whether at the time of any stated interest payment date or principal payment date or maturity or by prepayment, acceleration or declaration or otherwise, for the period from and including the due date of such payment to but excluding the date the same is paid in full, at a rate of 18% per annum (but in no event in excess of the maximum rate permitted under applicable law).

         Interest payable under this Note shall be computed on the basis of a year of 365 days and actual days elapsed (including the first day but excluding the last day) occurring in the period for which interest is payable.

         Payments of principal and interest shall be made in lawful money of the United States of America to the Holder at its address as provided in Section 12 or by wire transfer to such account specified from time to time by the Holder hereof for such purpose as provided in Section 12.

      1. Definitions. In addition to the terms defined elsewhere in this Note,
(a) capitalized terms that are not otherwise defined herein have the meanings given to such terms in the Securities Purchase Agreement, dated as of October 11, 2006, among the Company and the Purchasers identified therein (the "Purchase Agreement"), and (b) the following terms have the meanings indicated:

                  "Conversion Date" means either (i) the date a Conversion Notice is delivered to the Company together with the Conversion Schedule pursuant to Section 6(a) or (ii) the date a conversion takes place pursuant to Section 6(b).

                  "Conversion Notice" means a written notice in the form attached hereto as Schedule 1.

                  "Conversion Price" means $0.67, subject to adjustment from time to time pursuant to Section 10.

                  "Equity Conditions" means, with respect to a specified issuance of Common Stock, that each of the following conditions is satisfied: (i) the number of authorized but unissued and otherwise unreserved shares of Common Stock is sufficient for such issuance; (ii) such shares of Common Stock are registered for resale by the Holder and may be sold by the Holder pursuant to an effective Registration Statement covering the Underlying Shares or all such shares may be sold without volume restrictions pursuant to Rule 144(k) under the Securities Act; (iii) the Common Stock is listed or quoted (and is not suspended from trading) on an Eligible Market and such shares of Common Stock are approved for listing upon issuance; (iv) such issuance would be permitted in full without violating Section 6(b) hereof or the rules or regulations of any Trading Market; (v) no Bankruptcy Event has occurred; (vi) no Event of Default has occurred; (vii) the daily trading volume as reported on Bloomberg L.P. is greater than 250,000 shares for each of the preceding 10 Trading Days; and (viii) no public announcement of a pending or proposed Change of Control transaction has occurred that has not been consummated.

                  "Event Equity Value" means 110% of the arithmetic average of the VWAP for each of the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value; provided that if the Company does not make such required payment (together with any other payments, expenses and liquidated damages then due and payable under the Transaction Documents) when due or, in the event the Company disputes in good faith the occurrence of the Triggering Event pursuant to which such notice relates, does not instead deposit such required payment (together with such other payments, expenses and liquidated damages then due) in escrow with an independent third-party escrow agent within five Trading Days of the date such required payment is due, then the Event Equity Value shall be 110% of the greater of (a) the arithmetic average of the VWAP for each of the five Trading Days preceding the date of delivery of the notice requiring payment of the Event Equity Value and (b) the arithmetic average of the VWAP for each of the five Trading Days preceding the date on which such required payment (together with such other payments, expenses and liquidated damages) is paid in full.

                  "Initial Interest Period" means the period beginning on the Closing Date and ending on December 31, 2006.

                  "Interest Period" means a period of six months for the calculation of the interest on the Note; provided that any such period
         (i) shall start on the last day of the preceding period (other than the Initial Interest Period); (ii) which would otherwise end on a day which is not a Trading Day shall be extended to the next succeeding day which is a Trading Day and the following interest period shall then end on the day on which it would have ended if the preceding interest period had not been so extended; and (iii) which would otherwise overrun the Maturity Date shall be shortened to end on the Maturity Date.

                  "Interest Rate" has the meaning set forth in Section 2(a) herein.

                  "LIBOR" means, in respect of a six-month Interest Period (i) the rate of interest per annum (expressed with a maximum of 4 decimals) offered for deposits in the relevant currency and amount which appears on Telerate page 3750 or on any other relevant Telerate, Bloomberg or Reuter page as of 11:00 a.m. London time two (2) Business Days prior to the commencement of the relevant Interest Period; or (ii) should such quotation not be published on the relevant day and time such interest rate per annum according to such other widely published LIBOR quotation as the Company may select for the relevant Interest Period as of 11:00 a.m. London time two (2) Business Days prior to the commencement of the Interest Period.

                  "Original Issue Date" means the date of the first issuance of any Notes, regardless of the number of transfers of any particular Note.

                  "Principal Payment Date" means any date on which payment of a principal amount of this Note shall be due and payable by the Company in accordance with Section 2(b).

                  "Triggering Event" means any of the following events: (a) the Company fails for any reason to deliver a certificate evidencing any Securities to a Holder within five Trading Days after delivery of such certificate is required pursuant to any Transaction Document or the exercise or conversion rights of the Holders pursuant to any Transaction Document are otherwise suspended for any reason; (b) the Company fails to have available a sufficient number of authorized but unissued and otherwise unreserved shares of Common Stock available to issue Underlying Shares upon any exercise of the Note; (c) at any time after the Closing Date, any Common Stock issuable pursuant to the Transaction Documents is not listed on an Eligible Market; (d) the Company effects or publicly announces its intention to effect any exchange, recapitalization or other transaction that effectively requires or rewards physical delivery of certificates evidencing the Common Stock; (e) the effectiveness of the Registration Statement lapses for any reason or the Holder shall not be permitted to resell any Underlying Shares under the Registration Statement, in either case, for five or more Trading Days (which need not be consecutive Trading
         Days); (f) the Company fails to make any cash payment required under the Transaction Documents and such failure is not cured within five days after notice of such default is first given to the Company by a Holder; (g) a breach of any covenant contained herein or in any other Transaction Document, (h) the failure of the Company to deliver the executed agreements required under Section 2.3(a) of the Purchase Agreement within 10 Trading Days following the Closing Date, or (i) the Company breaches any representation or warranty or defaults in the timely performance of any other obligation under the Transaction Documents and such breach or default continues uncured for a period of 20 days after the date on which notice of such breach or default is first given to the Company by a Holder (it being understood that no prior notice need be given in the case of a breach or default that cannot reasonably be cured within 20 days).

      2. Principal and Interest.

      (a) The Company shall pay interest to the Holder on the aggregate unconverted and then outstanding principal amount of this Note for each Interest Period at a rate (the "Interest Rate") which is the lesser of (i) 12% per annum and (ii) the greater of (a) 10% per annum, and (b) LIBOR plus 500 basis points per annum. Each Interest Period, other than the Initial Interest Period shall begin on March 31, June 30, September 30 and December 31 of each year occurring prior to the Maturity Date. Interest shall be payable quarterly in arrears on each March 31, June 30, September 30 and December 31 and on the Maturity Date, except if such date is not a Trading Day, in which case such interest shall be payable on the next succeeding Trading Day (each, an "Interest Payment Date"). The first Interest Payment Date shall be December 31, 2006. The amount of interest paid on each Interest Payment Date shall be referred to as the "Interest Payment Amount").

      (b) Beginning on February 1, 2007, and on the first Trading Day for each of the next 32 months thereafter (each, a "Principal Payment Date"), the Company shall pay 3.0303% of the original principal amount of this Note to the Holder (each, a "Monthly Installment") or until the principal amount has been reduced to zero.

      (c) Subject to the conditions and limitations set forth below, the Company may pay interest or principal on this Note in (i) cash (ii) shares of Common Stock or (iii) a combination of cash or shares of Common Stock. The Company must deliver written notice to the Holder indicating the manner in which it intends to pay interest and principal at least 20 Trading Days prior to each Interest Payment Date (a "Interest Payment Notice") or Principal Payment Date (a "Principal Payment Notice", and together with the Interest Payment Notice, each a "Payment Notice"), as applicable, but the Company may indicate in any such notice that the election contained therein shall continue for subsequent Interest Payment Dates or Principal Payment Dates until revised. Failure to timely provide such written notice shall be deemed an election by the Company to pay the amount of any interest or principal in cash.

      (d) Notwithstanding the foregoing, the Company may not pay interest or principal by issuing shares of Common Stock unless (i) all of the Equity Conditions are then satisfied with respect to all shares of Common Stock then issuable upon conversion of all outstanding Notes, and (ii) as to such Interest Payment Date and Principal Payment Date, prior to or on the date of the applicable Payment Notice or if any Payment Notice indicates that such election contained therein shall continue for subsequent Interest Payment Dates or Principal Payment Dates, prior to or on the 20th Trading Day prior to such Interest Payment Date or Principal Date (in each case, a "Share Delivery Date"), as the case may be, the Company shall have delivered to the Holder's account with The Depository Trust Company ("DTC") (or by physical certificate if the Holder does not have an account with the DTC) a number of shares of Common Stock (the "Conversion Shares") to be applied against such Interest Payment Amount or Monthly Installment, as applicable, equal to:

                  (i) with respect to an Interest Payment Amount, the quotient of (x) the applicable Interest Payment Amount divided by (y) the lesser of (I) the then Conversion Price (as adjusted in accordance herewith) and (II) 90% of the arithmetic average of the VWAP for each of the 20 Trading Days ending immediately prior to the 23rd Trading Day that is immediately prior to the applicable Interest Payment Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period); and

                  (ii) with respect to a Monthly Installment, the quotient of
         (x) the applicable Monthly Installment divided by (y) the lesser of (I) the then Conversion Price (as adjusted in accordance herewith) and (II) 90% of the arithmetic average of the VWAP for each of the 20 Trading Days ending immediately prior to the 23rd Trading Day that is immediately prior to the applicable Principal Payment Date (subject to adjustment for any stock dividend, stock split, stock combination or other similar event affecting the Common Stock during such 20 Trading Day period).

      (e) Within 3 Trading Days of each Interest Payment Date or Principal Payment Date, as applicable, the Company shall pay to the Holder additional shares of Common Stock required to meet its obligations under Section 2(f) below (to the extent the previously delivered Conversion Shares were not sufficient), or credit against future interest or principal payments to be made on subsequent Interest Payment Dates or Principal Payment Dates or Share Delivery Dates, as the case may be, the excess of the Conversion Shares delivered to the Holders pursuant to this Section 2(e) over the amount of shares of Common Stock due under Section 2(f). If the Company is required to pay interest in cash on any Interest Payment Date but fails to do so, the Holder may (but shall not be required to) treat such interest as if it had been added to the principal amount of this Note as of such Interest Payment Date or accept any number of shares of Common Stock in lieu of such interest payment.

      (f) In the event that the Company elects to pay interest or principal on any Interest Payment Date or Principal Payment Date, as applicable, in shares of Common Stock, the number of shares of Common Stock to be issued to each Holder as such interest or principal shall be (i) with respect to interest, determined by dividing the aggregate amount of interest then payable to such Holder at the Market Price (as defined below) as of the applicable Interest Payment Date, and rounding up to the nearest whole share, (ii) with respect to principal, determined by dividing the total principal then payable to such Holder by the lesser of (x) the then Conversion Price (as adjusted in accordance herewith) and
(y) at the Market Price as of the applicable Principal Payment Date, and rounding up to the nearest whole share, and (iii) paid to such Holder in accordance with Section 2(g) below, taking into account the Conversion Shares delivered pursuant to Section 2(d). The term "Market Price" shall mean the lesser of (I) the then Conversion Price (as adjusted in accordance herewith) and
(II) 90% of the arithmetic average of the VWAP for each of the 20 Trading Days ending immediately prior to the applicable Interest Payment Date or Principal Payment Date, as the case may be (not including such date).

      (g) In the event that any interest or principal is paid in Common Stock, the Company shall within two Trading Days of such Interest Payment Date or Principal Payment Date or on the Share Delivery Date (i) issue and deliver to such Holder a certificate, free of restrictive legends, registered in the name of the Holder or its designee, for the number of shares of Common Stock to which the Holder shall be entitled, or (ii) at all times after the Holder has notified the Company that this clause (ii) shall apply, credit the number of shares of Common Stock to which the Holder shall be entitled to the Holder's or its designee's balance account with The DTC through its Deposit Withdrawal Agent Commission System.

      (h) Except as otherwise set forth herein, the Notes may not be prepaid in whole or part absent written consent from the Holder.

      3. Ranking and Covenants.

      (a) Except for those amounts of indebtedness set forth in Schedule 3.1(dd) of the Purchase Agreement as being senior to, or pari passu with, the Notes (the "Existing Indebtedness"), no indebtedness of the Company is senior to, or pari passu with, this Note in right of payment, whether with respect to interest, damages or upon liquidation or dissolution or otherwise. Other than the Existing Indebtedness and any renewal, refinancing or replacement thereof that does not exceed the aggregate amount of the Existing Indebtedness and the borrowing availability under the related credit or loan agreements on the date hereof, the Company will not, and will not permit any Subsidiary to, directly or indirectly, enter into, create, incur, assume or suffer to exist any indebtedness of any kind, that is senior or pari passu in any respect to the Company's obligations under the Notes, other than indebtedness secured by purchase money security interests (which will be senior only as to the underlying assets covered thereby) and indebtedness under capital lease obligations (which will be senior only as to the assets covered thereby); and the Company will not, and will not permit any subsidiary to, directly or indirectly, incur any Lien on or with respect to any of its property or assets now owned or hereafter acquired or any interest therein or any income or profits therefrom.

      (b) So long as any Notes are outstanding, neither the Company nor any Subsidiary shall, directly or indirectly, (i) redeem, purchase or otherwise acquire any capital stock or set aside any monies for such a redemption, purchase or other acquisition or (ii) issue any Common Stock Equivalents with an effective price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "Floating Price Security").

      (c) The Company covenants that it will at all times reserve and keep available out of its authorized but unissued and otherwise unreserved Common Stock, solely for the purpose of enabling it to issue Underlying Shares as required hereunder, the number of Underlying Shares which are then issuable and deliverable upon the conversion of (and otherwise in respect of) this entire Note (taking into account the adjustments set forth in Section 10 and disregarding any limitations set forth in Section 6(b)), free from preemptive rights or any other contingent purchase rights of Persons other than the Holder. The Company covenants that all Underlying Shares so issuable and deliverable shall, upon issuance in accordance with the terms hereof, be duly and validly authorized and issued and fully paid and nonassessable.

      4. Registration of Notes. The Company shall register the Notes upon records to be maintained by the Company for that purpose (the "Note Register") in the name of each record holder thereof from time to time. The Company may deem and treat the registered Holder of this Note as the absolute owner hereof for the purpose of any conversion hereof or any payment of interest or principal hereon, and for all other purposes, absent actual notice to the contrary.

      5. Registration of Transfers and Exchanges. The Company shall register the transfer of any portion of this Note in the Note Register upon surrender of this Note to the Company at its address for notice set forth herein. Upon any such registration or transfer, a new Note, in substantially the form of this Note (any such new Note, a "New Note"), evidencing the portion of this Note so transferred shall be issued to the transferee and a New Note evidencing the remaining portion of this Note not so transferred, if any, shall be issued to the transferring Holder. The acceptance of the New Note by the transferee thereof shall be deemed the acceptance by such transferee of all of the rights and obligations of a holder of a Note. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same. No service charge or other fee will be imposed in connection with any such registration of transfer or exchange.

      6. Conversion.

      (a) At the Option of the Holder. All or any portion of this Note shall be convertible into shares of Common Stock (subject to the limitations set forth in Section 6(b)), at the option of the Holder, at any time and from time to time from and after the Original Issue Date. The number of Underlying Shares issuable upon any conversion hereunder shall equal the outstanding principal amount of this Note to be converted, plus the amount of any accrued but unpaid interest on this Note through the Conversion Date, divided by the Conversion Price on the Conversion Date. The Holder shall effect conversions under this Section 6(a) by delivering to the Company a Conversion Notice together with a schedule in the form of Schedule 2 attached hereto (the "Conversion Schedule"). If the Holder is converting less than all of the principal amount of this Note, or if a conversion hereunder may not be effected in full due to the application of
Section 6(b), the Company shall honor such conversion to the extent permissible hereunder and shall promptly deliver to the Holder a Conversion Schedule indicating the principal amount (and accrued interest) which has not been converted. In the event of a partial conversion of this Note pursuant to the terms hereof, the principal amount converted shall be deducted from the Monthly Installments relating to the Principal Payment Dates as set forth in the Conversion Notice.

      (b) Certain Conversion Restrictions.

                  (i) Subject to Section 6(b)(ii), the number of shares of Common Stock that may be acquired by a Holder upon any conversion of Notes (or otherwise in respect hereof) shall be limited to the extent necessary to insure that, following such conversion (or other issuance), the total number of shares of Common Stock then beneficially owned by such Holder and its Affiliates and any other Persons whose beneficial ownership of Common Stock would be aggregated with such Holder's for purposes of Section 13(d) of the Exchange Act, does not exceed 4.999% (the "Threshold Percentage") or 9.999% (the "Maximum Percentage") of the total number of issued and outstanding shares of Common Stock (including for such purpose the shares of Common Stock issuable upon such conversion). For such purposes, beneficial ownership shall be determined in accordance with Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder. Each delivery of a Conversion Notice hereunder will constitute a representation by the applicable Holder that it has evaluated the limitations set forth in this Section 6(b)(i) and has determined that issuance of the full number of Underlying Shares issuable in respect of such Conversion Notice does not violate the restrictions contained in this Section 6(b)(i).

                  (ii) Notwithstanding the provisions of Section 6(b)(i), by written notice to the Company, the Holder shall have the right (x) at any time and from time to time to reduce its Maximum Percentage immediately upon notice to the Company in the event and only to the extent that Section 16 of the Exchange Act or the rules promulgated thereunder (or any successor statute or rules) is changed to reduce the beneficial ownership percentage threshold thereunder to a percentage less than 9.999% and (y) at any time and from time to time, to waive the provisions of this Section insofar as they relate to the Threshold Percentage or to increase its Threshold Percentage (but not in excess of the Maximum Percentage) unless the Holder shall have, by written instrument delivered to the Company, irrevocably waived its rights to so increase its Threshold Percentage, but (i) any such waiver or increase will not be effective until the 61st day after such notice is delivered to the Company, and (ii) any such waiver or increase or decrease will apply only to the Holder and not to any other holder of Notes.

      7. Mechanics of Conversion.

      (a) Upon conversion of this Note, the Company shall promptly (but in no event later than three Trading Days after the Conversion Date) issue or cause to be issued and cause to be delivered to or upon the written order of the Holder and in such name or names as the Holder may designate a certificate for the Underlying Shares issuable upon such conversion, free of restrictive legends unless a registration statement covering the resale of the Underlying Shares and naming the Holder as a selling stockholder thereunder is not then effective under the Securities Act and such Underlying Shares are not then freely transferable without volume restrictions pursuant to Rule 144 under the Securities Act. The Holder, or any Person so designated by the Holder to receive Underlying Shares, shall be deemed to have become holder of record of such Underlying Shares as of the Conversion Date. The Company shall, upon request of the Holder, use its best efforts to deliver Underlying Shares hereunder electronically through the DTC or another established clearing corporation performing similar functions.

      (b) The Holder shall not be required to deliver the original Note in order to effect a conversion hereunder. Execution and delivery of the Conversion Notice shall have the same effect as cancellation of the original Note and issuance of a New Note representing the remaining outstanding principal amount. Upon surrender of this Note following one or more partial conversions, the Company shall promptly deliver to the Holder a New Note representing the remaining outstanding principal amount.

      (c) The Company's obligations to issue and deliver Underlying Shares upon conversion of this Note in accordance with the terms hereof are absolute and unconditional, irrespective of any action or inaction by the Holder to enforce the same, any waiver or consent with respect to any provision hereof, the recovery of any judgment against any Person or any action to enforce the same, or any set-off, counterclaim, recoupment, limitation or termination, or any breach or alleged breach by the Holder or any other Person of any obligation to the Company or any violation or alleged violation of law by the Holder or any other Person, and irrespective of any other circumstance which might otherwise limit such obligation of the Company to the Holder in connection with the issuance of such Underlying Shares.

      (d) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), then the Holder will have the right to rescind such conversion.

      (e) If by the third Trading Day after a Conversion Date the Company fails to deliver to the Holder such Underlying Shares in such amounts and in the manner required pursuant to Section 7(a), and if after such third Trading Day the Holder purchases (in an open market transaction or otherwise) shares of Common Stock to deliver in satisfaction of a sale by such Holder of the Underlying Shares which the Holder anticipated receiving upon such conversion (a "Buy-In"), then the Company shall either (i) pay cash to such Holder in an amount equal to such Holder's total purchase price (including brokerage commissions, if any) for the shares of Common Stock so purchased (the "Buy-In Price"), at which point the Company's obligation to deliver such certificate (and to issue such Common Stock) shall terminate, or (ii) promptly honor its obligation to deliver to such Holder a certificate or certificates representing such Common Stock and pay cash to such Holder in an amount equal to the excess (if any) of the Buy-In Price over the product of (A) such number of shares of Common Stock, times (B) the Closing Price on the date of the event giving rise to the Company's obligation to deliver such certificate.

      8. Events of Default.

      (a) "Event of Default" means any one of the following events (whatever the reason and whether it shall be voluntary or involuntary or effected by operation of law or pursuant to any judgment, decree or order of any court, or any order, rule or regulation of any administrative or governmental body):

            (i) any default in the payment (free of any claim of subordination) of principal, interest or liquidated damages in respect of any Notes, as and when the same becomes due and payable (whether on a date specified for the payment of interest or the date on which the obligations under the Note mature or by acceleration, redemption, prepayment or otherwise);

            (ii) the Company or any Subsidiary defaults in any of its obligations under any other note or any mortgage, credit agreement or other facility, indenture agreement, factoring agreement or other instrument under which there may be issued, or by which there may be secured or evidenced, any indebtedness for borrowed money or money due under any long term leasing or factoring arrangement of the Company or any Subsidiary in an amount exceeding $1,000,000, whether such indebtedness now exists or is hereafter created, and such default results in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise become due and payable;

            (iii) the occurrence of a Triggering Event;

            (iv) the occurrence of a Bankruptcy Event; or

            (v) a final judgment or judgments for the payment of money aggregating in excess of $500,000 are rendered against the Company or any of its Subsidiaries by a court of competent jurisdiction and which judgments are not, within sixty (60) days after the entry thereof, bonded, discharged or stayed pending appeal, or are not discharged within sixty
      (60) days after the expiration of such stay; provided, however, that any judgment which is covered by insurance or an indemnity from a creditworthy party shall not be included in calculating the $500,000 amount set forth above so long as the Company provides the Holder a written statement from such insurer or indemnity provider to the effect that such judgment is covered by insurance or an indemnity and the Company will receive the proceeds of such insurance or indemnity within sixty (60) days of the issuance of such judgment.

      (b) At any time or times following the occurrence of an Event of Default, the Holder shall have the option to elect, by notice to the Company (an "Event Notice"), to require the Company to repurchase all or any portion of (i) the outstanding principal amount of this Note, at a repurchase price equal to the greater of (A) 110% of such outstanding principal amount, plus all accrued but unpaid interest thereon through the date of payment, or (B) the Event Equity Value of the Underlying Shares issuable upon conversion of such principal amount and all such accrued but unpaid interest thereon, and (ii) any Underlying Shares issued to such Holder upon conversion of Notes and then owned by the Holder, at a price per share equal to the Event Equity Value of such issuable and issued Underlying Shares. The aggregate amount payable pursuant to the preceding sentence is referred to as the "Event Price." The Company shall pay the Event Price to the Holder no later than the third Trading Day following the date of delivery of the Event Notice, and upon receipt thereof the Holder shall deliver this Note and certificates evidencing any Underlying Shares so repurchased to the Company (to the extent such certificates have been delivered to the Holder).

      (c) Upon the occurrence of an Event of Default, the Holder shall have the right, upon 2 Trading Days notice to the Company, to review and inspect the books and records of the Company.

      (d) Upon the occurrence of any Bankruptcy Event, all amounts pursuant to
Section 8(b) shall immediately become due and payable in full in cash, without any further action by the Holder.

      (e) In connection with any Event of Default, the Holder need not provide and the Company hereby waives any presentment, demand, protest or other notice of any kind, and the Holder may immediately and without expiration of any grace period enforce any and all of its rights and remedies hereunder and all other remedies available to it under applicable law. Any such declaration may be rescinded and annulled by the Holder at any time prior to payment hereunder. No such rescission or annulment shall affect any subsequent Event of Default or impair any right consequent thereto.

      9. Charges, Taxes and Expenses. Issuance of certificates for Underlying Shares upon conversion of (or otherwise in respect of) this Note shall be made without charge to the Holder for any issue or transfer tax, withholding tax, transfer agent fee or other incidental tax or expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company; provided, however, that the Company shall not be required to pay any tax which may be payable in respect of any transfer involved in the registration of any certificates for Underlying Shares or Notes in a name other than that of the Holder. The Holder shall be responsible for all other tax liability that may arise as a result of holding or transferring this Note or receiving Underlying Shares in respect hereof.

      10. Certain Adjustments. The Conversion Price is subject to adjustment from time to time as set forth in this Section 10.

      (a) Stock Dividends and Splits. If the Company, at any time while this
Note is outstanding, (i) pays a stock dividend on its Common Stock or otherwise makes a distribution on any class of capital stock that is payable in shares of Common Stock, (ii) subdivides outstanding shares of Common Stock into a larger number of shares, or (iii) combines outstanding shares of Common Stock into a smaller number of shares, then in each such case the Conversion Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event. Any adjustment made pursuant to clause (i) of this
Section 10(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution, and any adjustment pursuant to clause (ii) or (iii) of this Section 10(a) shall become effective immediately after the effective date of such subdivision or combination.

      (b) Pro Rata Distributions. If the Company, at any time while this Note is outstanding, distributes to holders of Common Stock (i) evidences of its indebtedness, (ii) any security (other than a distribution of Common Stock covered by the preceding paragraph), (iii) rights or warrants to subscribe for or purchase any security, or (iv) any other asset (in each case, "Distributed Property"), then in each such case the Conversion Price in effect immediately prior to the record date fixed for determination of stockholders entitled to receive such distribution shall be adjusted (effective on such record date) to equal the product of such Conversion Price times a fraction of which the denominator shall be the average of the Closing Prices for the five Trading Days immediately prior to (but not including) such record date and of which the numerator shall be such average less the then fair market value of the Distributed Property distributed in respect of one outstanding share of Common Stock, as determined by the Company's independent certified public accountants that regularly examine the financial statements of the Company, (an "Appraiser"). In such event, the Holder, after receipt of the determination by the Appraiser, shall have the right to select an additional appraiser (which shall be a nationally recognized accounting firm), in which case such fair market value shall be deemed to equal the average of the values determined by each of the Appraiser and such appraiser. As an alternative to the foregoing adjustment to the Conversion Price, at the request of the Holder delivered before the 90th day after such record date, the Company will deliver to such Holder, within five Trading Days after such request (or, if later, on the effective date of such distribution), the Distributed Property that such Holder would have been entitled to receive in respect of the Underlying Shares for which this Note could have been exercised immediately prior to such record date. If such Distributed Property is not delivered to a Holder pursuant to the preceding sentence, then upon conversion of this Note that occurs after such record date, such Holder shall remain entitled to receive, in addition to the Underlying Shares otherwise issuable upon such conversion (if applicable), such Distributed Property.

(c) Fundamental Changes. If, at any time while this Note is outstanding, (i) the Company effects any merger or consolidation of the Company with or into another Person, (ii) the Company effects any sale of all or substantially all of its assets in one or more transactions, (iii) any tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to tender or exchange their shares for other securities, cash or property, or (iv) the Company effects any reclassification of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property (other than as a result of a subdivision or combination of shares of Common Stock described in Section 10(a)) (in any such case, a "Fundamental Change"), then upon any subsequent conversion of this Note, the Holder shall have the right to receive, for each Underlying Share that would have been issuable upon such conversion absent such Fundamental Change, the same kind and amount of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Change if it had been, immediately prior to such Fundamental Change, the holder of one share of Common Stock (the "Alternate Consideration"). If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Change, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any conversion of this Note following such Fundamental Change. In the event of a Fundamental Change, the Company or the successor or purchasing Person, as the case may be, shall execute with the Holder a written agreement providing that:

            (i) this Note shall thereafter entitle the Holder to purchase the Alternate Consideration,

            (ii) in the case of any such successor or purchasing Person, upon such consolidation, merger, statutory exchange, combination, sale or conveyance such successor or purchasing Person shall be jointly and severally liable with the Company for the performance of all of the Company's obligations under this Note and the Purchase Agreement, and

                  (iii) if registration or qualification is required under the Exchange Act or applicable state law for the public resale by the Holder of shares of stock and other securities so issuable upon exercise of this Note, such registration or qualification shall be completed prior to such reclassification, change, consolidation, merger, statutory exchange, combination or sale.

If, in the case of any Fundamental Change, the Alternate Consideration includes shares of stock, other securities, other property or assets of a Person other than the Company or any such successor or purchasing Person, as the case may be, in such Fundamental Change, then such written agreement shall also be executed by such other Person and shall contain such additional provisions to protect the interests of the Holder as the Board of Directors of the Company shall reasonably consider necessary by reason of the foregoing. At the Holder's request, any successor to the Company or surviving Person in such Fundamental Change shall issue to the Holder a new Note consistent with the foregoing provisions and evidencing the Holder's right to convert such Note into Alternate Consideration. The terms of any agreement pursuant to which a Fundamental Change is effected shall include terms requiring any such successor or surviving Person to comply with the provisions of this Section 10(c) and insuring that this Note (or any such replacement security) will be similarly adjusted upon any subsequent transaction analogous to a Fundamental Change. If any Fundamental Change constitutes or results in a Change of Control, then at the request of the Holder delivered before the 45th day after such Fundamental Change, the Company (or any such successor or surviving entity) will purchase this Note from the Holder for a purchase price, payable in cash within five Trading Days after such request (or, if later, on the effective date of the Fundamental Transaction), equal to the greatest of (i) the Black Scholes value of the remaining unexercised portion of this Note on the date of such request, (ii) 110% of the outstanding principal amount, plus all accrued but unpaid interest thereon through the date of payment, and (iii) the Event Equity Value.

      (d) Subsequent Equity Sales.

            (i) If, at any time while this Note is outstanding, the Company or any Subsidiary issues additional shares of Common Stock or rights, warrants, options or other securities or debt convertible, exercisable or exchangeable for shares of Common Stock or otherwise entitling any Person to acquire shares of Common Stock (collectively, "Common Stock Equivalents") at an effective net price to the Company per share of Common Stock (the "Effective Price") less than the Conversion Price (as adjusted hereunder to such date), then the Conversion Price shall be reduced to equal the Effective Price. For purposes of this paragraph, in connection with any issuance of any Common Stock Equivalents, (A) the maximum number of shares of Common Stock potentially issuable at any time upon conversion, exercise or exchange of such Common Stock Equivalents (the "Deemed Number") shall be deemed to be outstanding upon issuance of such Common Stock Equivalents, (B) the Effective Price applicable to such Common Stock shall equal the minimum dollar value of consideration payable to the Company to purchase such Common Stock Equivalents and to convert, exercise or exchange them into Common Stock (net of any discounts, fees, commissions and other expenses), divided by the Deemed Number, and (C) no further adjustment shall be made to the Conversion Price upon the actual issuance of Common Stock upon conversion, exercise or exchange of such Common Stock Equivalents.

            (ii) If, at any time while this Note is outstanding, the Company or any Subsidiary issues Common Stock Equivalents with an Effective Price or a number of underlying shares that floats or resets or otherwise varies or is subject to adjustment based (directly or indirectly) on market prices of the Common Stock (a "Floating Price Security"), then for purposes of applying the preceding paragraph in connection with any subsequent conversion, the Effective Price will be determined separately on each Conversion Date and will be deemed to equal the lowest Effective Price at which any holder of such Floating Price Security is entitled to acquire Common Stock on such Conversion Date (regardless of whether any such holder actually acquires any shares on such date).

            (iii) Notwithstanding anything to the contrary herein or in any of the other Transaction Documents, no adjustment will be made under this paragraph (d) in respect of Excluded Stock.

      (e) Calculations. All calculations under this Section 10 shall be made to the nearest cent or the nearest 1/100th of a share, as applicable. The number of shares of Common Stock outstanding at any given time shall not include shares owned or held by or for the account of the Company, and the disposition of any such shares shall be considered an issue or sale of Common Stock.

      (f) Notice of Adjustments. Upon the occurrence of each adjustment pursuant to this Section 10, the Company at its expense will promptly compute such adjustment in accordance with the terms hereof and prepare and deliver to the Holder a certificate describing in reasonable detail such adjustment and the transactions giving rise thereto, including all facts upon which such adjustment is based.

      (g) Notice of Corporate Events. If the Company (i) declares a dividend or any other distribution of cash, securities or other property in respect of its Common Stock, including without limitation any granting of rights or warrants to subscribe for or purchase any capital stock of the Company or any Subsidiary,
(ii) authorizes or approves, enters into any agreement contemplating or solicits stockholder approval for any Fundamental Change or (iii) authorizes the voluntary dissolution, liquidation or winding up of the affairs of the Company, then the Company shall deliver to the Holder a notice describing the material terms and conditions of such transaction, at least 20 Trading Days prior to the applicable record or effective date on which a Person would need to hold Common Stock in order to participate in or vote with respect to such transaction, and the Company will take all steps reasonably necessary in order to insure that the Holder is given the practical opportunity to convert this Note prior to such time so as to participate in or vote with respect to such transaction; provided, however, that the failure to deliver such notice or any defect therein shall not affect the validity of the corporate action required to be described in such notice.

      11. No Fractional Shares. The Company shall not issue or cause to be issued fractional Underlying Shares on conversion of this Note. If any fraction of an Underlying Share would, except for the provisions of this Section 11, be issuable upon conversion of this Note, the number of Underlying Shares to be issued will be rounded up to the nearest whole share.

      12. Notices. Any and all notices or other communications or deliveries hereunder (including any Conversion Notice) shall be in writing and shall be deemed given and effective on the earliest of (i) the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 prior to 6:30 p.m. (New York City time) on a Trading Day, (ii) the next Trading Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile number specified in this Section 12 on a day that is not a Trading Day or later than 6:30 p.m. (New York City time) on any Trading Day, (iii) the Trading Day following the date of mailing, if sent by nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. The addresses for such communications shall be: (i) if to the Company, to 150 Lucius Gordon Drive, Suite 215, West Henrietta, New York 14586, facsimile: (585) 427-2433, attention Chief Executive Officer, or (ii) if to the Holder, to the address or facsimile number appearing on the Company's Noteholder records or such other address or facsimile number as the Holder may provide to the Company in accordance with this Section 12.

      13. Security. This Note is secured to the extent and in the manner set forth in the Security Agreement.

      14. Miscellaneous.

      (a) This Note shall be binding on and inure to the benefit of the parties hereto and their respective successors and permitted assigns. The Company shall not be permitted to assign this Note.

      (b) Subject to Section 14(a), nothing in this Note shall be construed to give to any person or corporation other than the Company and the Holder any legal or equitable right, remedy or cause under this Note.

      (c) GOVERNING LAW; VENUE; WAIVER OF JURY TRIAL. ALL QUESTIONS CONCERNING THE CONSTRUCTION, VALIDITY, ENFORCEMENT AND INTERPRETATION OF THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAW THEREOF. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE STATE AND FEDERAL COURTS SITTING IN THE CITY OF NEW YORK, BOROUGH OF MANHATTAN, FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION HEREWITH OR WITH ANY TRANSACTION CONTEMPLATED HEREBY OR DISCUSSED HEREIN (INCLUDING WITH RESPECT TO THE ENFORCEMENT OF ANY OF THE TRANSACTION DOCUMENTS), AND HEREBY IRREVOCABLY WAIVES, AND AGREES NOT TO ASSERT IN ANY SUIT, ACTION OR PROCEEDING, ANY CLAIM THAT IT IS NOT PERSONALLY SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, THAT SUCH SUIT, ACTION OR PROCEEDING IS IMPROPER. EACH PARTY HEREBY IRREVOCABLY WAIVES PERSONAL SERVICE OF PROCESS AND CONSENTS TO PROCESS BEING SERVED IN ANY SUCH SUIT, ACTION OR PROCEEDING BY MAILING A COPY THEREOF VIA REGISTERED OR CERTIFIED MAIL OR OVERNIGHT DELIVERY (WITH EVIDENCE OF DELIVERY) TO SUCH PARTY AT THE ADDRESS IN EFFECT FOR NOTICES TO IT UNDER THIS AGREEMENT AND AGREES THAT SUCH SERVICE SHALL CONSTITUTE GOOD AND SUFFICIENT SERVICE OF PROCESS AND NOTICE THEREOF. NOTHING CONTAINED HEREIN SHALL BE DEEMED TO LIMIT IN ANY WAY ANY RIGHT TO SERVE PROCESS IN ANY MANNER PERMITTED BY LAW. THE COMPANY HEREBY WAIVES ALL RIGHTS TO A TRIAL BY JURY.

      (d) The headings herein are for convenience only, do not constitute a part of this Note and shall not be deemed to limit or affect any of the provisions hereof.

      (e) In case any one or more of the provisions of this Note shall be invalid or unenforceable in any respect, the validity and enforceability of the remaining terms and provisions of this Note shall not in any way be affected or impaired thereby and the parties will attempt in good faith to agree upon a valid and enforceable provision which shall be a commercially reasonable substitute therefor, and upon so agreeing, shall incorporate such substitute provision in this Note.

      (f) In the event of any stock split, subdivision, dividend or distribution payable in shares of Common Stock (or other securities or rights convertible into, or entitling the holder thereof to receive directly or indirectly shares of Common Stock), combination or other similar recapitalization or event occurring after the date hereof, each reference in this Note to a price shall be amended to appropriately account for such event.

      (g) No provision of this Note may be waived or amended except in a written instrument signed, in the case of an amendment, by the Company and the Holder or, or, in the case of a waiver, by the Holder. No waiver of any default with respect to any provision, condition or requirement of this Note shall be deemed to be a continuing waiver in the future or a waiver of any subsequent default or a waiver of any other provision, condition or requirement hereof, nor shall any delay or omission of either party to exercise any right hereunder in any manner impair the exercise of any such right.

                   [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK
                             SIGNATURE PAGE FOLLOWS]

         IN WITNESS WHEREOF, the Company has caused this Note to be duly executed by a duly authorized officer as of the date first above indicated.


                                            BIOPHAN TECHNOLOGIES, INC.


                                            By
                                              ----------------------------------
                                            Name:
                                            Title:

                                                                      Schedule 1

                            FORM OF CONVERSION NOTICE

(To be executed by the registered Holder in order to convert Note)

The undersigned hereby elects to convert the specified principal amount of Senior Secured Convertible Notes (the "Notes") into shares of common stock, $0.005 par value (the "Common Stock"), of Biophan Technologies, Inc., a Nevada corporation, according to the conditions hereof, as of the date written below.


                        --------------------------------------------------------
                        Date to Effect Conversion


                        --------------------------------------------------------
                        Principal amount of Notes owned prior to conversion


                        --------------------------------------------------------
                        Principal amount of Notes to be converted
                        (including accrued but unpaid interest thereon)


                        --------------------------------------------------------
                        Number of shares of Common Stock to be Issued


                        --------------------------------------------------------
                        Applicable Conversion Price


                        --------------------------------------------------------
                        Principal amount of Notes owned subsequent to Conversion


                        --------------------------------------------------------
                        Principal Payment Dates subject to reduction and amount of reduction of Monthly Installment


                        --------------------------------------------------------
                        Name of Holder

                        By
                          ------------------------------------------------------

                        Name:
                        Title:

                                                                      Schedule 2

                               CONVERSION SCHEDULE

This Conversion Schedule reflects conversions of the Senior Secured Convertible Notes issued by Biophan Technologies, Inc.


------------------------------------ ----------------------------------- ----------------------------------------------
                                                                             Aggregate Principal Amount Remaining
        Date of Conversion                  Amount of Conversion                   Subsequent to Conversion
------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------

------------------------------------ ----------------------------------- ----------------------------------------------
